Exhibit 23.18

Consent of Qualified Person

 In accordance with the requirements of Regulation S-K 1300 Modernization of Property Disclosures
 §229.1302(b)(4)(iv) and §229.601(b)(23)

Report Description

 Report titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina”
(“Report”)

Piedmont Lithium Inc.
(“Company”)

Carolina Lithium Project
(“Deposit”)

Statement

 I, Dr. Steven Keim, PE, an authorized representative of Marshall Miller & Associates, Inc., confirm that:

●	In connection with the filing of Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-259798) of the Company (the “Amendment”), I consent to:
o
The incorporation by reference of the Technical Report Summary titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina” (“TRS – Definitive Feasibility Study”) filed with the Company’s 10-K/A April 25, 2023 and incorporated by reference into the Company’s 10-K filed February 28, 2024, into the Amendment; and,

o
The use of the Marshall Miller & Associates, Inc. name, including our status as an expert or Qualified Person (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission) in connection with the TRS – Definitive Feasibility Study; and,

o
The information derived, summarized, quoted or reference from the TRS – Definitive Feasibility Study, or portions thereof, that were prepared by us, that we supervised the preparation of and/or that was reviewed or approved by us, that is reported or incorporated by reference into the Amendment.

●	I have read and understood the requirements of the Regulation S-K 1300 Modernization of Property Disclosures.
●	Marshall Miller & Associates, Inc. meets the definition of a “Qualified Person” as defined by Regulation S-K, and to the activity for which our firm is accepting responsibility.
●	I have reviewed the Technical Report Summary to which this Consent Statement applies.
●
I am an authorized representative and full-time employee of Marshall Miller & Associates, Inc. who has been engaged by Piedmont Lithium Inc. to prepare the documentation for the Carolina Lithium Project on which the Report is based.

●	The Report maintains an effective date of December 31, 2021.

I verify that the Report is based on and fairly and accurately reflects in the form and context in which it appears, the information in our supporting documentation as of the effective date of the report, December 31, 2021, relating to:

o	Section 1 – Executive Summary
o	Section 2 – Introduction
o	Section 3 – Property Description
o	Section 4 – Accessibility, Climate, Local Resources, Infrastructure, Physiography
o	Section 5 – History
o	Section 6 – Geological Setting, Mineralization, and Deposit
o	Section 12 – Ore Reserve Estimates
o	Section 13 – Mining Methods
o	Section 15 – Infrastructure
o	Section 17 – Environmental Studies and Permitting
o	Section 18 – Capital and Operating Costs
o	Section 20 – Adjacent Properties
o	Section 22 – Interpretation and Conclusions
o	Section 23 – Recommendations
o	Section 24 – References
o	Section 25 – Reliance on Information Provided by the Registrant

 CONSENT

I consent to the incorporation by reference of the Technical Report Summary by Piedmont Lithium Inc. (“Reporting Company”) into Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-259798) of the Reporting Company.

Additional Reports related to the Deposits for which the Qualified Person signing this form is accepting responsibility:

●	The Reporting Company’s Annual Reports (10-K) and amendments thereto for the next 12 months;
●	The Reporting Company’s Quarterly Reports for the next 12 months;
●	The Reporting Company’s Investor Presentations for the next 12 months;
●	The Reporting Company’s future press releases for the next 12 months, until such time that the Report is superseded or this consent is otherwise withdrawn;
●	The Reporting Company’s exhibition booths at any conferences for the next 12 months; and
●
Any other releases, presentations and promotional material made by the Reporting Company during the next 12 months, until such time that the exploration target included in the Report is superseded or this consent is otherwise withdrawn.

/s/ Steven A. Keim	May 14, 2024
Signature of Authorized Representative of the 3rd Party Firm Acting as Qualified Person	Date

/s/ Kevin M. Andrews	Kevin M. Andrews Blacksburg, VA (USA)
Signature of Witness	Print Witness Name